As filed with the Securities and Exchange Commission on December 22, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MACKENZIE REALTY CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	45-4355424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

89 Davis Road
Orinda, California 94563
(925) 631-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chip Patterson
89 Davis Road, Suite 100
Orinda, California 94563
(925) 631-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rebecca C. Taylor, Esq.
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112
(816) 983-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$9.225	$9,225,000	$855.16

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) The proposed maximum offering price per share will equal $9.225 per share unless subsequently adjusted by our board of directors.

PROSPECTUS

MACKENZIE REALTY CAPITAL, INC.
Distribution Reinvestment Plan
1,000,000 Shares

This prospectus relates to 1,000,000 shares of common stock, $0.0001 par value per share, of Mackenzie Realty Capital, Inc. registered for purchase under our Dividend Reinvestment Plan, which we refer to as the “Plan.” The Plan provides record and beneficial owners of our common stock with a convenient and attractive low-cost method of investing cash dividends received on our common stock in additional common stock.

Your participation in the Plan is voluntary and you may opt-out at any time. If you elect not to participate in the Plan, you will receive dividends, if and when authorized by our board of directors and declared by us, by check or automatic deposit to a bank account that you designate.

For more information about the manner in which we may offer and sale our common stock pursuant to the Plan, see “Dividend Reinvestment Plan” and “Plan of Distribution.” You should read this prospectus carefully before you decide to invest in our common stock.

 There is no public trading market for the shares, and there can be no assurance that a market will develop in the future.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS DECEMBER 22, 2021.

SUITABILITY STANDARDS

We have established minimum suitability standards for investors interested in purchase shares of our common stock. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or
•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:
•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.
•
California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•
Idaho – Investors must have either (a) a liquid net worth of at least $85,000 and an annual gross income of not less than $85,000, or (b) a liquid net worth of at least $300,000. In addition, an Idaho investor’s aggregate investment in us, shares of our affiliates and in similar direct participation programs may not exceed 10% of his or her liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•
Iowa — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates, with “liquid net worth” being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

•
Kansas and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.
•
Maine — The Maine Office of Securities recommends that investors in Maine may not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•
Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

•	Nevada – Investors aggregate investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).
•
New Jersey – Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of the investor’s net worth.

•
New Mexico – Investors may not invest in the aggregate more than 10% of their liquid net worth in our shares of common stock, shares of our affiliates and in other non-traded real estate investment programs. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	North Dakota — Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.
•	Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
•	Oklahoma – Investors may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.
•	Texas – Investors may not, in the aggregate, invest more than 10% of their liquid net worth in this offering and other similar direct participation investments.
•	Virginia – Investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.
Unless specified otherwise by a particular state above, net worth will be determined exclusive of home, home furnishings, and automobiles. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. Each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor. In making this determination, each person selling shares on our behalf will ascertain that the prospective investor:

i.	meets the minimum income and net worth standard established;
ii.	can reasonably benefit from investing in the Company based on the prospective stockholder’s overall investment objectives and portfolio structure;
iii.	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and
iv.
has apparent understanding of (a) the fundamental risks of the investment; (b) the risk that the stockholder may lose the entire investment; (c) the lack of liquidity of our shares; (d) the restrictions on transferability of our shares; and (e) the tax consequences of the investment.

Each person selling shares on our behalf will make this determination on the basis of information it obtains from each prospective investor. Relevant information for this purpose will include the age, investment objective, investment experience, income, net worth, financial situation, and other investments of the prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in our shares is suitable and appropriate for a stockholder.

i

You should rely only on the information contained in, or incorporated by reference into, this prospectus in making your investment decisions. Neither we nor any underwriter have authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus or the documents incorporated by reference herein are accurate only as of the date of each such document. Our business, financial condition and prospects may have changed since such dates. We will advise investors of any material changes to the extent required by applicable law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or SEC, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “ Securities Act”), using a “shelf” registration process. This prospectus provides you with a general description of the common stock we may offer under the Plan. You should read this prospectus, as well as the information incorporated by reference in this prospectus, before making an investment in our common stock. See “Available Information” and “Incorporation of Certain Documents by Reference” for more information.

Unless the context otherwise requires or indicates, all references to “we,” “us,” “our,” the “Company” and "MRC" in this prospectus mean Mackenzie Realty Capital, Inc., a Maryland corporation, and its consolidated subsidiaries.

CAUTIONARY INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Certain statements included or incorporated by reference in this prospectus may be deemed "forward-looking statements" within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, as well as by similar factors discussed in documents incorporated by reference.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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We recently withdrew our election to be regulated as a BDC and do not have a significant operating history under our new investment objectives. There is no assurance that we will be able to successfully achieve our investment objectives.

•
Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

•	Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.
•	Investors will rely solely on the Adviser to manage us and our Investments. The Adviser will have broad discretion to invest our capital and make decisions regarding Investments.
•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.
•
Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor. In addition, our Board of Directors may approve changes to our policies, including our policies with respect to distributions and redemption of shares without prior notice or your approval.

•	An investor could lose all or a substantial portion of any investment made in us.
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There is no public trading market for our preferred shares, and we are not obligated to effectuate a liquidity event or a listing of our preferred shares on any nationally recognized stock exchange by a certain date or at all. It will thus be difficult for an investor to sell shares purchased from us.

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We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and regulation as an investment company and we would not be required to pay any distributions to our stockholders.

•
The offering price of our shares was not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor’s investment is made.

•
Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Adviser, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, (b) allocation of investment opportunities between us, and (c) potential conflicts arising out of transactions between us, on the one hand, and our Adviser and its affiliates, on the other hand, involving compensation and incentive fees payable to our Adviser or dealings in real estate transactions between us and the Adviser and its affiliates.

•	There are substantial risks associated with owning, financing, operating, leasing and managing real estate.
•
The amount of distributions we make is uncertain. We may fund distributions from offering proceeds, borrowings, and the sale of assets, to the extent distributions exceed our earnings or cash flows from our operations if we are unable to make distributions from our cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distributions may not be indicative of our actual operating results. For example, on March 31, 2020, after assessing the impacts of the COVID-19 pandemic, our Board of Directors unanimously approved the suspension of regular quarterly dividends to our common stockholders. On May 10, 2021, the Board of Directors reinstated the quarterly dividend at the rate of $0.05 per common share, which was increased to $0.06 per common share for the 2nd quarter. While the preferred shares will accrue a 6% dividend, payment of this dividend is not guaranteed, only that it will be paid before any dividend can be paid to the common shares.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See "Risk Factors" and “Incorporation of Documents by Reference.” In addition, other factors not identified may emerge from time to time that could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RISK FACTORS

An investment in our securities should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in our investments, there can be no assurance that we will achieve our investment objective. You should carefully consider the risks referenced below before making an investment decision.

An investment in any securities offered pursuant to this prospectus involves substantial risks. In deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein from the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q (see “Incorporation of Certain Documents by Reference”), as well as the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act (and the information incorporated by reference herein and therein) before acquiring any of such securities. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, which might cause the trading price of our common stock or other securities to decline and could result in you losing all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled "Forward-Looking Statements" above.

OUR BUSINESS
Company Overview

MacKenzie Realty Capital, Inc. (the “Company”, “us”, “we”, “our” and other similar terms), a Maryland corporation, was formed to generate both current income and capital appreciation through real estate related investments, primarily in debt and equity real estate related securities. As of December 31, 2020, however, we have elected to withdraw our election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Following withdrawal of the election to be regulated as a BDC, our underlying investment strategy will be very similar to the strategy we have historically followed. We intend to increase our control over our private investments, and to eventually consolidate those investments for financial reporting purposes. We will conduct many of our operations through MacKenzie Realty Operating Partnership (the “Operating Partnership”). The withdrawal will also allow us to expand our investment pool to include real, physical assets, as opposed to only investment securities. We believe that this expanded pool of potential investments will allow access to risk-adjusted returns consistent with our investment objective, while allowing us to maintain our REIT status.

We are externally managed by MacKenzie Capital Management, LP, a California limited partnership, or the “Manager”. We are advised, as to our real estate investments, by an affiliate of the Adviser, MacKenzie Real Estate Advisers, LP (the “Real Estate Adviser”), and as to our securities portfolio, by MCM Advisers, LP (the “Investment Adviser”; together with the Real Estate Adviser, the “Advisers” or “Adviser”). These Advisers will make all investment decisions for us. Our Advisers intend to employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in off-market transactions, work-out deals, Real Estate Owned (“REO”) properties, “creeping acquisitions” of controlling interests in securities, and similar transactions. We have elected to be taxed, and currently, as of fiscal year end December 31, 2020, qualify, as a REIT for U.S. federal income tax purposes.

We utilize three key investment strategies - Value-Add, Opportunistic, and Invest-to-Own - to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.
We invest primarily through controlling positions (generally 90%) in joint ventures with our network of some of the leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off-market transactions, and to deliver best-in-class execution of multiple investment strategies across a substantial number of markets. Upon execution of the initial business plan for the property, we will often seek to increase our ownership to 100%, so that the property will be wholly owned by us.

As of the date of this prospectus, our portfolio consisted of: interests in 14 properties, comprised of 4 consolidated operating properties (including one new property that was acquired in October 2021 which will be consolidated as of December 31, 2021) and 10 properties held through preferred equity and mezzanine loan investments; 15 minority interests in non-traded REITs; and 4 other investments.

Executive Offices

Our principal executive offices are located at 89 Davis Road, Suite 100, Orinda, CA 94563. Our telephone number is (800) 854-8357. Our website can be found at www.mackenziecapital.com/mrc. The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus.

USE OF PROCEEDS

The proceeds raised pursuant to the Plan will be used for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs, and funding for our share repurchase program.

We will pay actual expenses incurred in connection with the registration and offering of the Plan shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering costs, in our sole discretion. These offering costs are currently estimated to be approximately $20,000 (or less than 1% of the maximum Plan proceeds).

DIVIDEND REINVESTMENT PLAN

Purpose of the Distribution Reinvestment Plan
The Plan is designed generally to offer our existing stockholders a convenient method of purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs, and funding for our share repurchase program.
How to Enroll in the Distribution Reinvestment Plan
You can participate in the Plan if you currently own shares of our common stock and such shares are registered in your name.
Eligible persons may elect to participate in the Plan by completing a paper enrollment form and mailing it to the address on the form or by other written notice to the plan administrator. Forms may be obtained at any time by calling (800) 854-8357 or on the Company’s website at www.mackenziecapital.com/mrc, the contents of which are not incorporated into this Registration Statement. Participation in the Plan will begin with the next distribution made after acceptance of your written notice. If you are already enrolled in the Plan, no action is required.
You will remain a participant of the Plan until you deliver to the Company written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Participation in the Distribution Reinvestment Plan”).
We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the Plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.
The Company requests that each stockholder electing to participate in the Plan, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, promptly notify the Company of that fact.
Terminating Participation in the Distribution Reinvestment Plan
Subscribers should note that affirmative action in the form of written notice to the Company, must be taken to withdraw from participation in the Plan. A withdrawal from participation in the Plan will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least 10 days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the Plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the Company that the transferee meets the requirements for participation in the Plan and affirmatively elects to participate in the plan by providing to the Company an executed enrollment form or other written authorization required by the Company.
Offers and sales of shares pursuant to the Plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the Plan in any states in which our registration is not renewed or otherwise extended annually.
Source and Purchase Price of the Shares
Shares of our common stock purchased under our Plan come from our authorized but unissued shares of common stock. There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. The purchase price per share of the common stock under the Plan will be $9.225 per share, which equal 90% of the most recent offering price of $10.25 per Share, or 93.75% of $9.84, which is the most recent estimated per share net asset value of our shares of common stock, or the Estimated Per Share NAV, as approved by our board of directors on February 25, 2021. When we update our Estimated Per Share NAV, the Board will review the sale price and may make changes; if the Board were to decide to increase the sale price above the current level, it would notify shareholders of such changes at least 30 days prior to effectiveness. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares sold under the Plan.

When Shares Will Be Purchased
Shares will be purchased under the Plan promptly following the date that distributions are paid by the Company. If sufficient shares are not available to issue under the Plan, the reinvestment agent will remit excess cash distributions to the respective Plan participant. We intend to pay distributions quarterly. Participants in the Plan may purchase fractional shares of the same class so that 100% of the distributions will be used to acquire shares. However, a participant will not be able to acquire Plan shares to the extent that any such purchase would cause such participant to exceed the Aggregate Share Ownership Limit or the Class Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.
You can elect to have all or a portion of your distributions reinvested through our Plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any distribution amounts not elected to be reinvested in additional shares pursuant to the Plan will be paid out to the applicable stockholder as a cash distribution, in accordance with procedures determined by our board.
Cost of Participating in the Distribution Reinvestment Plan
You will not incur any selling commissions, dealer manager fees or stockholder servicing fees when purchasing shares under the Plan. All costs of administration of the Plan will be borne by us.
Excluded Distributions
Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the Plan, or Excluded Distributions. Accordingly, if proceeds attributable to a potential sale transaction are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our Plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position, and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In that event, the amount distributed to participants in our Plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our Plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.
Federal Income Tax Considerations
Stockholders who participate in the Plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the Plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our Plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the Plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Book-Entry Evidence for Shares Acquired Under the Distribution Reinvestment Plan
All shares that you purchase through the Plan are recorded in your name on our books unless and until the Company issues certificates for its outstanding common stock. The number of shares you hold in the Plan will be shown on your regular statement of account.
Selling Shares Acquired Under the Distribution Reinvestment Plan
You may sell the shares purchased through the Plan, at any time, subject to any restrictions set forth in our Charter or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares, and we do not expect one to develop. Consequently, there may not be a readily available buyer for your shares.
Amendment, Suspension and Termination
We reserve the right to amend, suspend or terminate the Plan for any reason upon thirty days’ written notice to the participants; provided, however, that we may not so amend the Plan to restrict or remove the right of participants to terminate participation in the Plan at any time without penalty.
Voting Rights of Shares Acquired Under the Distribution Reinvestment Plan
Shares in your Plan account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your Plan account. You may also vote your shares, including those credited to your Plan account, in person at any annual or special meeting of stockholders.
Our Liability Under the Distribution Reinvestment Plan
The Company is not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which shares are purchased or sold for a Participant’s account. Subject to the limitations contained in Maryland law, our Charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates, and permits us to provide such indemnification and advance of expenses to our employees and agents.
We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Furthermore, our Charter prohibits the indemnification of our directors, our advisor or any of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.
YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DISTRIBUTION REINVESTMENT PLAN.
Governing Law
The Plan and the Plan’s participants’ election to participate in the plan will be governed by the laws of the State of Maryland.
Contact for Documents Regarding the Distribution Reinvestment Plan
All requests for forms regarding the Plan and documents incorporated by reference into this prospectus should be sent to:
Mackenzie Realty Capital, Inc.
89 Davis Road, Suite 100
Orinda, CA 94563
Attn: Investor Relations

PLAN OF DISTRIBUTION

We are offering a maximum of 1,000,000 shares to our current stockholders through the Plan. The purchase price per share of the common stock under the Plan will be $9.225 per share, which equal 90% of the most recent offering price of $10.25 per Share, or 93.75% of $9.84, which is the most recent estimated per share net asset value of our shares of common stock, or the Estimated Per Share NAV, as approved by our board of directors on February 25, 2021. When we update our Estimated Per Share NAV, the Board will review the sale price and may make changes; if the Board were to decide to increase the sale price above the current level, it would notify shareholders of such changes at least 30 days prior to effectiveness.  We have no basis for estimating the number of shares that will be sold.
We will not engage any person to participate in or facilitate the distribution of shares under the Plan, and we will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to the Plan.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.
EXPERTS

The consolidated financial statements of Mackenzie Realty Capital, Inc. incorporated in this Registration Statement on Form S-3 by reference from Mackenzie Realty Capital, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with or submit to the SEC annual, quarterly, and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by contacting us at 89 Davis Road, Suite 100, Orinda, CA 94563 or by telephone at (800) 854-8357 or on our website at www.mackenzierealty.com. The information on our website is not incorporated by reference into this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov.
This prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.
INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Any statement contained in a document which incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information that we later file with the SEC modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K, filed on September 28, 2021, as amended by Amendment No. 1 thereto on Form 10-K/A, filed on November 23, 2021 for the year ended June 30, 2021.
•	Our Quarterly Report on Form 10-Q, filed on November 12, 2021, for the quarter ended September 30, 2021.
•	Our Current Reports on Form 8-K, filed on July 14, 2021, July 21, 2021, October 5, 2021 and October 27, 2021.
•	The description of our shares of common stock included in our Form 8-K filed on December 14, 2021, and any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus, including all filings made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement.
To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in such documents), please contact us at 89 Davis Road, Suite 100, Orinda, CA 94563, Telephone (800) 854-8357.

Mackenzie Realty Capital, Inc.

__________________________
PROSPECTUS
__________________________
Dividend Reinvestment Plan
1,000,000 Shares of Common Stock

December 22, 2021

Exhibit A

DIVIDEND REINVESTMENT PLAN

MACKENZIE REALTY CAPITAL, INC.
TERMS AND CONDITIONS OF THE DIVIDEND REINVESTMENT PLAN

Amended February 25, 2021

Registered holders (“Common Shareholders”) of common shares (the “Common Shares”) of MacKenzie Realty Capital, Inc. (the “Company”) electing to participate (the “Participants”) in its Dividend Reinvestment Plan (the “Plan”) will participate in accordance with the following terms and conditions:

1.  THE PLAN AGENT.  MacKenzie Capital Management, LP (the “Agent”) will act as agent for each Participant. The Agent will open an account for each Participant under the Plan in the same name in which his or her outstanding Common Shares are registered.  Please note that the Agent may use an affiliated broker for purchasing Common Shares pursuant to the Plan on behalf of Plan Participants.

 2.  CASH OPTION. Pursuant to the Plan, unless a Participant otherwise elects, all distributions, including dividends and capital gains (“Distributions”) will be automatically reinvested by the Agent in additional Common Shares. Common Shareholders who elect not to participate in the Plan will receive all Distributions in cash paid by check mailed directly to the shareholder of record (or, if the shares are held in street or other nominee name then to such nominee) by the Agent, as dividend paying agent. Participants may elect not to participate in the Plan and to receive all Distributions in cash by sending written or telephone instructions to the Company, 89 Davis Road, Orinda, California 94563, (800) 854-8357.

3.  ISSUANCES.   The Agent shall receive newly issued Common Shares (“Additional Common Shares”) from the Company for each Participant’s account.  The number of Additional Common Shares to be credited shall be determined by dividing the dollar amount of the Distribution to such Common Shareholder by $9.225, which may be adjusted by the Board of Directors from time to time with notice to Participants at least 30 days prior to effectiveness.

4. TAXATION. The automatic reinvestment of Distributions does not relieve Participants of any federal, state, or local taxes which may be payable (or required to be withheld on Distributions). In addition, if Common Shares are purchased at a discount from the offering price, Participants may have income equal to that discount.  Participants will receive tax information annually for their personal records and to help them prepare their federal income tax return. For further information as to tax consequences of participation in the Plan, Participants should consult with their own tax advisors.

5.  LIABILITY OF AGENT. The Agent shall at all times act in good faith and use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Plan and to comply with applicable laws, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Agent’s negligence, bad faith, or willful misconduct or that of its employees.

6.  RECORDKEEPING. The Agent may hold each Participant’s Common Shares acquired pursuant to the Plan together with the Common Shares of other Common Shareholders of the Company acquired pursuant to the Plan in book-entry form in the Agent’s name or that of the Agent’s nominee. Each Participant will be sent a statement by the Agent of each acquisition made for his or her account as soon as practicable, but in no event later than 60 days, after the date thereof. Any share dividends or split shares distributed by the Company on Common Shares held by the Agent for Participants will be credited to their accounts. In the event that the Company makes available to its Common Shareholders rights to purchase additional Common Shares, the Common Shares held for each Participant under the Plan will be added to other Common Shares held by the Participant in calculating the number of rights to be issued to each Participant.

7.  FEES. The Agent’s service fee for handling Distributions will be paid by the Company. Each Participant will be charged his or her pro rata share of brokerage commissions on all open-market purchases.

8.  TERMINATION IN THE PLAN. Each registered Participant may terminate his or her account under the Plan by notifying the Company in writing at 89 Davis Road, Suite 100, Orinda, CA 94563.  Such termination will be effective with respect to a particular Distribution if the Participant’s notice is received by the Company prior to the record date of such Distribution. The Plan may be terminated by the Agent or the Company upon notice in writing mailed to each Participant at least 60 days prior to the effective date of the termination. In addition, the Company may also terminate any Participant’s participation in the Plan for any reason after written notice mailed in advance to such Participant at the address appearing on the Agent’s records.  Upon any termination, the Agent will cause a cash adjustment for any fraction of a Common Share at the then current market value of the Common Shares to be delivered to him. If a Participant has terminated his or her participation in the Plan but continues to have Common Shares registered in his or her name, he or she may re-enroll in the Plan at any time by notifying the Agent in writing at the address above.

9.  AMENDMENT OF THE PLAN. These terms and conditions may be amended by the Agent or the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Agent receives notice of the termination of the Participant’s account under the Plan. Any such amendment may include an appointment by the Agent of a successor Agent, subject to the prior written approval of the successor Agent by the Company.

10.  APPLICABLE LAW. These terms and conditions shall be governed by the laws of the State of Maryland.  Any question of interpretation arising under the Plan will be determined by the Company and any such determination will be final.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by the Registrant, all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 1,000,000 shares of common stock except the registration fee.

SEC registration fee	$855.16
Printing	0
Legal fees and expenses	15,000
Accounting fees and expenses	0
Fees and expenses of qualification under state securities laws (including legal fees)	5,000
Transfer Agent’s and Depositary’s fees and disbursements	0
TOTAL	$20,855.16
Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Charter authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant or as a present or former director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits.
(a) Exhibits.

Exhibit No.	Description of Exhibit
4.1
Articles of Amendment and Restatement (incorporated by reference to Registrant's Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-2 (File No. 333-181853), filed on May 14, 2014)

4.2	Second Amended & Restated Bylaws (incorporated by reference to Registrant's Form 8-K (File No. 000-55006), filed on January 12, 2021)
4.3	Mackenzie Realty Capital, Inc. Dividend Reinvestment Plan dated February 25, 2021 (included as Exhibit A to Prospectus)
5.1	Opinion of Venable LLP regarding legality*
23.1	Consent of Venable LLP (included in Exhibit 5.1)*
23.2	Consent of Moss Adams LLP*
24.1	Power of Attorney dated December 22, 2021 (included on the signature page)
*	Filed herewith.
Item 17. Undertakings.
The Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orinda, State of California, on the 22nd day of December, 2021.
MacKenzie Realty Capital, Inc.

By: /s/ Robert Dixon
       Robert Dixon
       Chief Executive Officer
       (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Robert Dixon and Chip Patterson as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Dixon	Chief Executive Officer (Principal Executive Officer)	December 22, 2021
Robert Dixon
/s/ Angche Sherpa	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	December 22, 2021
Angche Sherpa
/s/ Chip Patterson	Director	December 22, 2021
Chip Patterson
/s/ Tim Dozois	Director	December 22, 2021
Tim Dozois
/s/ Tom Frame	Director	December 22, 2021
Tom Frame